Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 3 to Registration Statement No. 333-222539 of our reports relating to (1) the consolidated financial statements of Vista Proppants and Logistics, LLC and its subsidiaries dated March 23, 2018 and (2) the balance sheet of Vista Proppants and Logistics Inc. dated June 19, 2018, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the references to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas

August 13, 2018